Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2)

WILMINGTON SAVINGS FUND SOCIETY, FSB

(Exact name of Trustee as specified in its charter)

N/A	51-0054940
(Jurisdiction of incorporation of organization if not a U.S. national bank)	(I.R.S. Employer Identification No.)

500 Delaware Avenue, 11th Floor

Wilmington, DE 19801

(302) 792-6000

(Address of principal executive offices, including zip code)

WILMINGTON SAVINGS FUND SOCIETY

CONTROLLERS OFFICE

500 Delaware Avenue

Wilmington, DE 19801

(302) 792-6000

(Name, address, including zip code, and telephone number, including area code, of agent of service)

Charah Solutions, Inc.

(Exact name of obligor as specified in its charter)

Delaware	82-4228671
(State or other jurisdiction or incorporation or organization)	(I.R.S. Employer Identification No.)

12601 Plantside Drive

Louisville, KY 40299

(Address of principal executive offices, including zip code)

% Notes due 2026

(Title of the indenture securities)

ITEM 1.	GENERAL INFORMATION.

Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Securities and Exchange Commission

Washington, DC 20549

Federal Reserve

District 3

Philadelphia, PA

FDIC

Washington, DC 20549

Office of the Comptroller of the Currency

New York, NY 10173

(b)	Whether it is authorized to exercise corporate trust powers.

The trustee is authorized to exercise corporate trust powers.

ITEM 2.	AFFILIATIONS WITH THE OBLIGOR.

If the obligor is an affiliate of the trustee, describe each affiliation:

Based upon an examination of the books and records of the trustee and information available to the trustee, the obligor is not an affiliate of the trustee.

ITEM 16.	LIST OF EXHIBITS.

Listed below are all exhibits filed as part of this Statement of Eligibility and Qualification.

Exhibit 1.	A copy of the articles of association of the trustee as now in effect.
Exhibit 2.	A copy of the certificate of authority of the trustee to commence business, if not contained in the articles of association.
Exhibit 3.	A copy of the authorization of the trustee to exercise corporate trust powers, if such authorization is not contained in the documents specified in paragraph (1) or (2) above.
Exhibit 4.	A copy of the existing bylaws of the trustee, or instruments corresponding thereto.
Exhibit 5.	Not applicable.
Exhibit 6.	The consents of United States institutional trustees required by Section 321(b) of the Act.
Exhibit 7.	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.
Exhibit 8.	Not applicable.
Exhibit 9.	Not applicable.

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, Wilmington Savings Fund Society, FSB, a federal savings bank organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Wilmington and State of Delaware on the 9th day of August, 2021.

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Patrick J. Healy
Name:	Patrick J. Healy
Title:	Senior Vice President

EXHIBIT 6

August 9, 2021

Securities and Exchange Commission

Washington, D.C. 20549

Gentlemen:

In accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, the undersigned hereby consents that reports of examination of the undersigned made by Federal, State, Territorial, or District authorities authorized to make such examination may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Very truly yours,

WILMINGTON SAVINGS FUND SOCIETY, FSB

By:	/s/ Patrick J. Healy
Name:	Patrick J. Healy
Title:	Senior Vice President

Certificate of Wilmington Savings Fund Society, FSB Assistant Corporate Secretary of Wilmington Savings Fund Society. FSB. (the “Company”), do hereby certify as follows: 1. Each of the persons named to Exhibit A hereto has been duly elected or appointed and is duly qualified as. and on the date hereof is, an officer of the Company, holding the office or offices set forth opposite his or her name. 2. Attached hereto as Exhibit B is a true and correct copy of the Federal Stock Charter of the Company, as amended, as in effect on December 4, 1986 and at all subsequent times and including the date hereof. 3. Attached hereto as Exhibit C is a true and correct copy of the complete Bylaws of the Company as in effect on the date hereof. 4. Attached hereto as Exhibit D are true and correct copies of resolutions duly adopted by the Board of Directors of the Company on March 24. 2011 and on February 25, 2016 regarding, among other things, signing authority, and the same are in effect on the date hereof. 5. Attached hereto as Exhibit E is a true and correct copy of the Certificate of Merger merging Christiana Bank & Trust Company with and into Wilmington Savings Fund Society, FSB. 6. Attached hereto as Exhibit F is a true and correct copy of a certificate issued by the Office of the Comptroller of the Currency (successor to the Office of Thrift Supervision) regarding the existence of the Company as a federal savings association formed under the laws of the United States of America and the Company’s authorization to transact the business of banking and exercise fiduciary powers. 7. There is no proceeding pending or, to the best of my knowledge, threatened for the dissolution or liquidation of the Company. 8. The Company’s principal place of business is located in the State of Delaware. [Remainder of page intentionally left blank] DISCLAIMER - This incumbency document cannot be used to open accounts in the name of Wilmington Savings Fund Society, FSB and/or Wilmington Savings Fund Society, FSB d/b/a/ Christiana Trust.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed, as of this 3rd day of March , 2021. Assistance corporate secretary

EXHIBIT A

The Trust Division of Wilmington Savings Fund Society, FSB Senior Vice President, Chief Operating Officer Harrison R. Gelber Senior Vice President & Trust Officer Patrick J. Healy Alexander J. Lyden-Horn, J.D., LL.M. Kristin L. Moore Vice President & Trust Officer Todd B. Hammond Geoffrey J. Lewis Sandra A. Martine Vice President & Director of Structured Finance Shaheen Mohajer Vice President & Transformation Manager Danielle Holt Vice President & Director of Tax and Trust Operations Leonard Jankauskas, III

The Trust Division of Wilmington Savings Fund Society, FSB Assistant Vice President & Trust Officer Jill DeMarco Raye Goldsborough Alfred Harrison Laurence R. Hawes Jason B. Hill Peter R. Kimm Jessica D. Mojica Mary Emily Pagano Sean M. Pearce Devon C. A. Reverdito Asif Siddiq S. Amanda Wilson Teresa A. Zwierzyna Assistant Vice President & Director of Trust Compliance Lindsey E. Grunes Assistant Vice President, & Trust Counsel Lauren M. DiSchiavi, J.D. Assistant Vice President & Entity Services Manager Rebecca Howell

The Trust Division of Wilmington Savings Fund Society, FSB Trust Officer Stefani Bultena Anthony Jeffery Diane S. Mateson John McNichol James Nixon Andrew P. Shields Trust Operations Officer Mary Ann Benko Scott Carita Heidi L. Fitzpatrick Wealth Compliance Officer John W. Bruni Janet R. Bryan Trust Sales Officer & Entity Services Officer Brian Hamilton Christiana Trust Trust Tax Officer Dana Brown Dana Brown—Trust Tax Officer

EXHIBIT B

FEDERAL STOCK CHARTER WILMINGTON SAVINGS FUND SOCIETY SECTION I. Corporate Title. The full corporate title of the savings bank Is ‘‘Wilmington saving fund Society Federal Savings Bank.’* I SECTION!. Office. The home office of the savings bank shall be located in the County of New Castle, State of Delaware. SECTION 3. Duration, The duration of the savings bank is perpetual. SECTION 4. Purpose and Powers. The purpose of the savings bank is to pursue any or all of the lawful objectives of a Federal savings bank chartered under Section 5 of the Horne Owners* Loan Act and to exercise all the express, implied, and Incidental powers conferred thereby and by all acts amendatory thereof and supplemental thereto, subject to the Constitution and laws of the United States as they are now in effect, or as they may hereafter be amended, and subject to aU lawful and applicable rules, regulations, and orders of the Federal Horae Loan Bank Board (“Board”). In addition, the savings bank may make any investment and engage in any activity as may be specifically authorized by action of the Board, • including authorization by delegated authority, in connection with action approving the issuance of the charter. SECTION 5. Capital Stock. The total number of shares of all classes of the capital stock which the savings hank has authority to issue is Twenty Five Million (25,000,000), of which Seventeen and One Half Million (17,500,000) shall be common stock, par value $.01 per share, and of which Seven and One Half Million (7,500,000) shall be preferred stock, par value $.01 per share. The shares may be issued from time to time as authorized by the board of directors without further approval of stockholders except as otherwise provided in this Section 5 or to the extent that such approval is required by governing law, rule, or regulation. The consideration for the issuance of the shares shall be paid in full before their issuance and shall not be less than the par value. Neither promissory notes nor future services shall constitute payment or part payment for the issuance of shares of the savings bank. The consideration for the shares shall be cash, tangible or intangible property (to the extent direct investment in such property would be permitted), labor or services actually performed for the savings bank, or any combination of the foregoing. In the absence of actual ‘fraud in the transaction, the value of-such property, labor, or services, as determined by the board of directors of the savings bank, shall be conclusive. Upon payment of such consideration, such shares shall be deemed to be fully paid and nonassessable. In the case of a stock dividend, that part of the surplus of the savings bank which is transferred to stated capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for their issuance. .. Except for shares issuable in connection with the conversion of the savings bank from the mutual to . the stock form of capitalization, no shares of capital stock (including shares issuable upon conversion, exchange, or exercise of other securities) shall be issued, directly or indirectly, to officers, directors, or controlling persons of the savings bank other than as part of a general public offering or as qualifying by a majority of the total votes eligible to be cast at a legal meeting. Nothing contained in this Section 5 (or in any supplementary sections hereto) shall entitle the holders of any class of a series of capital stock to vote as a separate class or series or to more than one vote per share, except as to the cumulation of votes for the election of directors: Provided, That this restriction on voting separately by class or series shall not apply: (i) To any provision which would authorize the holders of preferred stock, voting as a class or series, to elect some members of the board of directors, less than a majority thereof, in the event of default in the payment of dividends on any class or series of preferred stock;

(ii) To any provision which would require The holders of preferred stock, voting as a class or series, to approve the merger or consolidation of the savings bank with another corporation or the sale, lease, or conveyance (other than by mortgage or pledge) of properties or business in exchange for securities of a corporation other than the savings bank if the preferred stock is exchanged for securities of such other corporation; Provided, That no provision may require such approval for transactions undertaken with the assistance or pursuant to (he direction of the Federal Savings and Loan Insurance Corporation; (iii) To any amendment which would adversely change the specific terms of any class of series of capital stock as set forth in this Section 5 (or in any supplementary sections hereto), including any amendment which would create or enlarge any class or series tanking prior thereto in rights and preferences. An amendment which increases the number of authorized shares of any class or senes of capital stock, or substitutes the surviving association in a merger or consolidation for the savings bank, shall not be considered Co be such an adverse change. A description of the different classes and series (if any) of the saving bank’s capital stock and a statement of the designations, and the relative rights, preferences, and limitations of the shares of each class of and series (if any) of capital stock are as follows; • A. Common Stock. Except as provided in this Section 5 (or in any supplementary sections hereto) the holders of the common stock shall exclusively possess all voting power. Each holder of shares of common stock shall be entitled to one vote for each share held by such holder, except as to the cummulation of votes for the election of directors. Whenever there shall have been paid, or declared and set aside for payment, to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund, retirement fund, or other retirement payments, if any, to which such holders are respectively entitled in preference to the common stock, then dividends may be paid on the common stock and on any class or series of-stock entitled to participate therewith as to dividends out of any assets legally available for the payment of dividends. In the event of any liquidation, dissolution, or winding up of the savings bank, the holders of the common stock (and the holders of any class or series of stock entitled to participate with the common stock in the distribution of assets) shall be entitled to receive, in cash or in kind, the assets of the savings bank available for distribution remaining after; (i) payment of provision for payment of the savings bank’s debts and liabilities; (ii) distributions or provision for distributions in settlement of its liquidation account; and (iii) distributions or provision for distributions to holders of any class or series of stock having preference over the common stock in the-liquidation, dissolution, or winding up of the savings bank. Each share of common stock shall have the same relative rights as and be ‘ identical in all respects with all the other shares of common stock. B. Preferred Stock. The savings bank may provide in supplementary sections to its charter for one or more classes of preferred stock, which shall be separately identified. The shares of any class may be divided Into and issued in series, with each series separately designated so as to distinguish the shares thereof from the shares of all other series and classes. The terms of each series shall be set forth in a supplementary section to the charter. All shares of the same class shall be identical except as to the following relative rights and preferences, as to which there may be variations between different’series: ‘ (a) The distinctive serial designation and the number of shares constituting such series, (b) The dividend rate or the amount of dividends to be paid on the shares of such series, whether dividends shall be cumulative and, if so, from which date(s) the payment date(s) for dividends, and the panicipating or other special rights, if any, with respect to dividends; (c) The voting powers, full or limited, if any, of the shares of such series; (d) Whether the shares of such series shall be redeemable and, if so, the price(s) at which, • and the terms and conditions on which, such shares may be redeemed; 2

(e) The amount(s) payable upon the shares of such scries in the event of voluntary or involuntary liquidation, dissolution, or winding up to the savings bank; (f) Whether the shares of such series shall be entitled to the benefit of a sinking or retirement fund to be applied to the purchase or redemption of such shares, and if so entitled, the amount of such fund and the manner of its application, including the price(s) at which such • shares may be redeemed or purchased through the application of such fund; (g) Whether the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes of stock of the savings bank and, if so, the conversion price(s) or the rate(s) of exchange, and the adjustments thereof, if any, at which such conversion or exchange may be made, and any other terms and conditions of such conversion or exchange. (h) The price or other consideration for which the shares of such series shall be issued; and (i) Whether the shares of such series which are redeemed or converted shall have the status of authorized but unissued shares of serial preferred stock and whether such shares may be reissued as shares of the same or any other series of serial preferred stock. Each share of each series of serial preferred stock shall have the same relative rights as and be identical in all respects with all the other shares of the same series. The board of directors shall have authority to divide, by the adoption of supplementary charter sections, any authorized class of preferred stock into scries, and, within the limitations set forth in this section and the articles of incorporation, fix and determine the relative rights and preferences of the shares of any series so established. Prior to the issuance of any preferred shares of a series established by a supplementary charter section adopted by the board of directors, the savings bank shall file with the Secretary to the Board a dated copy of that supplementary section of this charter establishing and designating the series and fixing and determining the relative rights and preferences thereof. Section 6. net worth Certificates. Notwithstanding any provision of Section 5, Capital Stock, the savings bank may issue net worth certificates, income capital certificates or similar certificates to the Federal Savings and Loan Insurance Corporation (the “Corporation”) or the Federal Deposit Insurance Corporation in exchange for appropriate consideration, including promissory notes of the Corporation, in accordance with the rules, regulations, and policies of the Board. Subject to such rules, regulations, and policies. the board of directors of the savings bank is authorized without the prior approval of the stockholders of the savings bank and by resolution(s) from time to time adopted by the board of directors to cause the issuance of net worth certificates to the Corporation and to fix the designations, preferences, and relative, participating, optional, or; other special rights of the certificates, and the qualifications, limitations, and restrictions thereon. Stockholders of the savings bank shall not be entitled to preemptive rights with respect to the issuance of net worth certificates, nor shall holders of such certificates be entitled to preemptive rights with respect to any additional issuance of net worth certificates. SECTION 7. Preemptive Rights. Holders of the capital stock of the savings bank shall not be entitled to preemptive rights with respect to any shares of the savings bank which may be issued. SECTION 8. Certain provisions applicable for five years. Notwithstanding anything contained in the savings bank charter or bylaws to the contrary, for a period of five years from the date of completion of the conversion of the savings bank from mutual to stock form, the following provisions shall apply; A: “Beneficial ownership imitaiiom No person snail directly’or indirectly oner to acquire or acquire the beneficial ownership of more than 10 percent of any class of an equity security of the savings bank. This limitation shall not apply to a transaction in which the savings bank forms a holding company without change in the respective beneficial ownership interests of its stockholders other than pursuant to the exercise of any dissenter and appraisal rights or the purchase of shares by underwriiers in connection with a public offering. In the event shares are acquired in violation of this Section 8. all shares beneficially owned by any person in excess of 10% shall be considered ‘excess shares’ and shall not be counted as shares entitled to vote and shall not be voted by any person or counted as voting shares in connection with any matters submitted to the stockholders for a vote. 3

For the purposes of this Section 8, the following definitions apply. (1) The term “person” includes an individual, a group acting in concern, a corporation, a partnership, an association, a joint stock company, a trust, any unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of securities of the savings bank. (2) The term “offer” includes every offer to buy or otherwise acquire, solicitation of an offer to sell, tender offer for, or request or invitation for tenders of, a security or interest in a security for Value. (3) The term “acquire” includes every type of acquisition, whether effected by purchase, exchange, operation of law or otherwise. â– (4) The term “acting in concert” means (a) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement, or (b) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise. ‘ B. Cumulative volins limitation. Stockholders shall not be permitted to cumulate their votes for election of directors, C. Call for special meetings. Special meetings of stockholders relating to changes in control of the savings bank or amendments to its charter shall be called only upon direction of the board of directors. SECTION 9. Liquidation Account. Pursuant to the requirements of the Board’s regulations (12 C.F.R. Subchapter D), the savings bank shall establish and maintain a liquidation account for the benefit of its savings account holders as of December 31, 1983 (“eligible savers”). In the event of a complete liquidation of the savings bank, it shall comply with such regulations with respect to the amount and the priorities on liquidation of each of the savings bank’s eligible saver’s inchoate interest in the liquidation account, to the extent it is still in existence: Provided, that an eligible saver’s Inchoate interest in the liquidation account shall not entitle such eligible saver to any voting rights at meetings of the savings bank’s stockholders. SECTION 10. Directors. The savings bank shall be under the direction of a board of directors. The authorized number of directors, as stated in the savings bank’s bylaws, shall not be less than seven or more than fifteen except when a greater number is approved by the Board. SECTION II. Amendment of Charter. Except as provided in Section 5, no amendment, addition, alteration, change, or repeal of this charter shall be made, unless such is first proposed by the board of directors of the savings bank, then preliminarily approved by the Board, which preliminary approval may be granted by the Board pursuant to regulations specifying preapproved charter amendments, and thereafter approved by the shareholders by a majority Of the total votes eligible to be cast at a legal • meeting. Any amendment, addition, alteration, change, or repeal so acted upon shall be effective upon filing with the Board in accordance with regulatory procedures or on such other date as the Board may specify in Its preliminary approval. 4

Any amendment, addition, alteration, change or repeal so acted upon shall be effective upon filing with the Board In accordance with the regulatory procedures or on such other date as the Board may specify in its preliminary aproval. ‘ / Attest: Savines Bank. President or Chief Executive • Officer the Savings Bank Declared efffective this of FEDERAL HOME LOAN BANK BOAKD by ‘ board Associate General Counsel Conversions 5

EXHIBIT C

BYLAWS OF WILMINGTON SAVINGS FUND SOCIETY, FEDERAL SAVINGS BANK * ARTICLE I. HOME OFFICE The home office of Wilmington Savings Fund Society, Federal Savings Bank (“Bank’) shall be at Wilmington in the county of New Castle in the State of Delaware. ARTICLE II. STOCKHOLDERS ‘ SECTION I. Place of Meetings. All annual and special meetings of stockholders shall be held at such place as the board of directors may determine in the state in which the Bank has its principal place of business. SECTION 2. Annual Meeting. The annual meeting of the stockholders of the Bank for the election of directors and for the transaction of any other business of the Bank shall be held within 120 days after the end of the Bank’s fiscal year. Such meeting date shall be designated annually by the board of directors. SECTION 3. Special Meetings. Special Meetings of the shareholders for any purpose or purposes, unless otherwise prescribed by the regulations of the Federal Home Loan Bank Board (“Board”) (which as hereinafter used includes the Federal Savings and Loan Insurance Corporation), may be called at any time by the chairman of the board, the president, or a majority of the board of directors, and shall be called by the chairman of the board, the president, or the secretary upon the written request of the holders of not less than one-tenth of all of the outstanding capital stock of the Bank entitled to vote at the meeting. Such written request shall state the purpose or purposes of the meeting and shall be delivered to the home • office of the Bank addressed to the chairman of the board, the president, or the secretary. SECTION 4. Conduct of Meetings. Annual and special meetings shall be conducted in accordance with the most current edition of Robert’s Rules of Order unless otherwise prescribed by regulations of the Federal Horae Loan Bank Board, or these bylaws. The board of directors shall designate, when present, either the chairman of the board-or president to preside at such meetings, SECTION 5. Notice of Meetings. Written notice stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called shall be delivered not less than twenty nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, the secretary, the directors calling the meeting to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the U.S. mail, addressed to the stockholder at his address as it appears on the stock transfer books or records of the Bank as of the record date prescribed in Section 6 of this Article II, with postage more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than thirty days or of the business to be transacted thereat, other than an announcement at the meeting at which such adjournment is taken. SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any’ meeting of stockholders or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty days and, in case of a meeting of

Neither treasury shares of its own stock held by the Bank, nor shares held by another corporation, if a ‘ majority of the shares entitled to vote for the election of directors of such other corporation are held by the Bank, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting. SECTION 12. Cumulative voting. For a period of five years following the date of the completion of the conversion of the Bank from mutual to stock form, the cumulation of votes for the election of directors is not permitted. Thereafter, at each election for directors every stockholder entitled to vote at such election shall have the right either to vote, in person or by proxy, the number of shares owned by him for as many persona as there are directors to be elected and for whose election be has a right to vote or to cumulate his votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates. SECTION 13. Informal Action by Stockholders. Any action required to be taken at a meeting of the stockholders, or any other action which may be taken at a meeting of the stockholders, may be taken without a meeting if unanimous consent in writing, setting forth the action so taken, shall be given by all of the stockholders entitled to vote with respect to the subject matter thereof. SECTION 14, Inspectors of Election. In advance of any meeting of stockholders, the board of directors may appoint any parsons oilier than nominees for office as inspectors of election to act at such meeting or any adjournment thereof, The number of inspectors shall be either one or three. If the board of directors so appoints either one or three such inspectors that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board or the president may make .such appointment at the meeting. If appointed at the meeting, the majority of the votes present shall determine whether one or three inspectors arc to be appointed. In case any person appointed as inspector fails to appear or refuses to act, the vacancy may be filled by appointment by the board of directors in advance of the meeting, by the chairman of the board, or by the president. Unless otherwise prescribed by regulations of the Federal Home Loan Bank Board, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies: receiving votes, ballots or consents; hearing and determining all challenges and questions la any way arising in connection with the right to vote; counting and tabulating ell votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders. SECTION 15. Nominating Committee. The board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other-incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made In writing and delivered to the secretary of the Bank at least five days prior to the date of the annual meeting. Upon delivery, such nominations shall be posted in a conspicuous place in each office of the Bank. Ballots bearing the names of all the persons nominated by the nominaing committee and by stockholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refUse to act at least 20 days prior entitled to vote and shall be voted upon. SECTION 16. New Business. Any new business proposed by a stockholder to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Bank at least five days before the date of the annual meeting, and all business so stated, proposed and filed shall be considered at the annual meeting, but no other proposal shall be acted upon at the annual meeting. Such writing filed with the secretary shall contain such information as required by Regulation 14A and Schedule 14A under the Securities Exchange Act 1934. Any stockholder may make any other proposal at the annual meeting and the same may be discussed and considered, but unless stated in writing and filed with the secretary at least five days before the meeting, as provided above, such proposal shall be laid over for action at an 3 stockholders, not fewer than ten days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof. SECTION 7. voting Lists. The officer or agent having charge of the stock transfer books for shares of the Bank shall make, at least twenty days before each meeting of the stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each, which list, shall be kept on file at the home office of the Bank and shall be subject to inspection by any stockholder at any time during usual business hours, for a period of twenty days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the whole time of the meeting. The original stock transfer book shall be prime facie evidence as to who are the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders. In lieu of making the stockholders list available for inspection by any stockholder as provided In the preceding paragraph, the board of directors may elect to follow the procedures prescribed in Section 552.6(d) of the Board’s Regulations, as now or hereafter in effect. SECTION 8. Quorum. A majority of the outstanding shares of the Bank entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without fUrther notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or. in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution except for a proxy coupled with an interest. SECTION 10. voting of Shares In the Name of Two or More Persons. When ownership stands in the name of two or more persons, in the absence of written directions to the Bank to the contrary, at any meeting of the stockholders of the Bank any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes. In person or by proxy, by the several persons in whose names shares of stock stand, the vote or votes to which those persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at such meeting, but no votes shall be cast for such stock if a majority cannot agree. SECTION 11. voting of Shares by Certain holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the bylaws of such corporation may prescribe, or. in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, chares into his name: shares voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a . transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed. A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the share so transferred, 2

. adjourned, special or annual meeting of the stockholders taking place thirty days or more thereafter. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and tiled as herein provided. ARTICLE III. BOARD OF DIRECTORS SECTION 1. General Powers. The business and affairs of the Bank shall be under the direction of its board of directors. The board of directors shall annually elect a chairman of the board and a president from among its members and shall designate, when present, either the chairman of the board or the president to preside at its meetings. SECTION 2. Number and Term. The board of directors shall consist of eleven (11) members and shall be divided into three classes as nearly equal in number as possible. .The members of each class shall be elected for a term of three years and until their successors are elected and qualified. One class shall be elected by ballot annually. SECTION 3. regular Meetings. A regular meeting of the board of directors shall be held without other notice than this bylaw immediately after, and at the same place as, the annual meeting of stockholders. The board of directors may provide, by resolution, the time and place, within the Bank’s regular lending area, for the holding of additional regular meetings without other notice than such resolution. SECTION 4. Qualification. Each Director shall at all times be the beneficial owner of not less than 100 shares of capital stock of the association unless the association is a wholly owned subsidiary of a holding company. SECTION 5. Special Meetings, Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or one-third of the directors. The persons authorized to call special meetings of the board of directors may fix any place, within the Bank’s regular lending area, as the place for holding any special meeting of the board of directors called by such persons. All meetings of the boar of directors shall be conducted in accordance with the most current edition of Robert’s Rules of Order. ‘ Members of the board of directors may participate in meetings by means of conference telephone, or by means of similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person but shall not constitute attendance for the purpose of compensation pursuant to Section 12 of this Article. SECTION 6. Notice. Written nonce of any special meeting shall be given to each director at least two days prior thereto delivered personally or by telegram, or at least five days prior thereto when delivered by mail at the address at which the.director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed, or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary. The attendance of a director at a meeting shall constitute a waiver of • notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in ’ the notice or waiver of notice of such meeting. SECTION 7. Quorum. A majority of the number of directors fixed by Section 2 of this Article III shall such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Aticle III SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless governing law, rules or regulation requires otherwise. SECTION 9. Action without a Meeting. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors. 4

SECTION 10, Resignation. Any director may resign at any time by sending a written notice of such resignation to the home office of the Bank addressed to the secretary. Unless otherwise specified therein such resignation shall take effect upon receipt thereof by the secretary. SECTION II. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors, even if less than a quorum of the board of directors remains. A director elected to fill a vacancy shall be elected to serve until the next election of directors by the stockholders. Any directorship to be filled by reason of an increase in the number of directors may be filled by the board of directors for a term of office continuing only until the next election of directors by the stockholders. SECTION 12. Compensation, Directors, as such, may receive a stated compensation for their services. By resolution of the board of directors, a reasonable fixed sum, and reasonable expenses of attendance, if • any, may be allowed for actual attendance at each regular or special meeting of the board of directors. Members of either standing or special committees may be allowed such compensation for actual attendance at committee meetings as the board of directors may determine. SECTION 13. Presumption of Assent. A directer of the Bank who Is present at a meeting of the board of directors at which action on any Bank matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the secretary of the Bank within five days after the date he receives a copy of the minutes of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action. SECTION 14. Removal of Directors, At a meeting of stockholders called expressly for that purpose, any director may be removed for cause by a vote of the holders of a majority of the shares then entitled to vote at an election of directors. If less then the entire board is to be removed, no one of the directors may be removed if the votes cast against the removal would be sufficient to elect a director if then cumulatively voted at an election of the class of director of which such director is a pan. Whenever the holders of the shares of any class are entitled to elect one or more directors by the provisions of the charter or supplemental sections thereto, the provisions of this section shall apply, in respect to ±e removal of a director or directors so elected, to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole. SECTION 15. Age limitation on directors. No person shall be eligible for election, re-election, appointment, or reappointment to the board of directors of the Bank if such person is then more than 75 years of age. No director shall serve beyond the annual meeting of the Bank immediately following his attainment of 75 years of age. The age limitation shall not apply to a person serving as a director emeritus of the Bank. Directors emeritus may be appointed and their compensation for services (in an amount not to exceed those fees paid to voting directors) determined by resolution of the board of directors of the Bank. Only former directors of the Bank (including former directors of other banks which have merged with, or otherwise been acquired by the Bank) shall be eligible to serve as directors emeritus. Directors emeritus shall be available for consultation with and advice to management of the Bank. Directors emeritus may attend meetings of the board of directors, but shall have no vote on any matter acted upon by such board. ARTICLE IV. EXECUTIVE AND OTHER COMMITTEES SECTION I. Appointment. The board of directors, by resolution adopted by a majority of the full board, may designate the chief executive officer and two or more of the other directors to constitute an executive committee. The designation of any committee pursuant to this Article IV and the delegation of authority thereto shall not operate to relieve the board of directors, or any director, of any responsibility imposed by law or regulation. SECTION 2. Authority. The executive committee, when the board of directors is not in session, shall have and may exercise all of the authority of the board of directors except to the extent, if any. that such 5 authority shall be limited by the resolution appointing the executive committee; and except also that the executive committee shall not have the authority of the board of directors with reference to: a declaration of dividends, an amendment of the charter or bylaws of the Bank, or recommending to the stockholders a plan of merger, consolidation, or conversion; the sale, lease or other disposition of all or substantially all of the property and assets of the Bank otherwise than In the usual and regular course of its business; a voluntary dissolution of the Bank; a revocation of any of the foregoing; or the approval of a transaction in • which any member of the executive committee, directly or indirectly, has any material beneficial interest. SECTION 3. Tenure. Subject to the provisions of Section 8 of this Article IV, each member of the executive committee shall hold office until the next regular annual meeting of the board of directors following his designation and until his successor is designated as a member of the executive committee, SECTION 4, Meetings. Regular meetings of the executive committee may be held without notice at such times and places as the executive committee may fix from time to time by resolution. Special meetings of the executive committee may be called by a member thereof upon not less than one days’ notice stating the place, date and hour of the meeting, which notice may be written or oral. Any member of the executive committee may waive notice of any meeting and no notice of any meeting need be given to any member thereof who attends in person. The notice of a meeting of the executive committee need not state the business proposed to be transacted at the meeting. SECTION 5. Quorum. A majority of the members of the executive committee shall constitute a quorum • for the transaction of business at any meeting thereof, and action of the executive committee must be authorized by the affirmative vote of a majority of the members present at a meeting at which a quorum is present. SECTION 6. Action Without a Meeting. Any action required or permitted to be taken by the executive committee at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the members of the executive committee. SECTION 7. vacancies. Any vacancy. in the executive committee may be filled by a resolution adopted by a majority of the full board of directors. SECTION 8. .Resignations and Removal. Any member of the executive committee may be removed at any time with or without cause by resolution adopted by a majority of the full board of directors. Any member of the executive committee may resign from the executive committee at any time by giving written notice to the president or the secretary of the Bank. Unless otherwise specified therein, such resignation shall take effect upon receipt. The acceptance of such resignation shall not be necessary to make it effective. SECTION 9. Procedure, The executive committee shall elect a presiding officer from its members and mayfix its own rules of procedure which shall not be inconsistent with these bylaws. It shall keep regular minutes of its proceedings and reponrt the same to the board of directors for its information at the meeting thereof held next after the proceedings shall have occurred. SECTION 10. Other Committees. The board of directors may by resolution establish an audit committee, a loan committee or other committees composed of directors as they may determine to be necessary or appropriate for the conduct of the business of the Bank and may prescribe the duties, constitution and procedures thereof. ARTICLE V. OFFICERS SECTION I. Positions. The officers of the Bunk shall be a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. The board of directors may also designate the chairman of the board as an officer. The president shall be the chief executive officer, unless the board of directors designates the chairman of the board as chief executive officer. The president shall be a director of the Bank. The offices of the secretary and treasurer may be held by the same person and a vice president may also be either the secretary or the treasurer. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board 6 of directors may also elect or authorize the appointment of such other officers as the business of the Bank may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices. SECTION 2. Election and Term of Office. The officers of the Bank shall be elected annually at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until his successor shall have been duly elected and qualified or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contract rights. The board of directors may authorize the Bank to enter into an employment contract with any officer in accordance with regulations of the Federal Home Loan Bank Board; but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this Article V. SECTION 3. Removal. Any officer may be removed by the board of directors whenever in its judgment the best interests of the Bank shall be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, If any, of the person so removed. SECTION 4. Vacancies, A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the board of directors for the unexpired portion of the term.’ SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the board of directors. SECTION 5. Age limitation on officers. No person 65 years of age or above shall be eligible for election, re-election, appointment, or reappointment as an officer of the Bank. No officer shall serve beyond the annual meeting of the Bank immediately following his or her becoming 65. ARTICLE VI. CONTRACTS, LOANS, CHECKS AND DEPOSITS SECTION I. Contracts. To the extent permitted by regulations of the Federal Home Loan Bank Board, and except as otherwise prescribed by the bylaws with respect to cenificates for shares, the board of directors may authorize any officer, employee, or agent of the Bank to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Bank. Such authority may be general or confined to specific instances. SECTION 2. Coans. No loans shall be contracted on behalf of the Bank and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances. SECTION 3. Checks, Drafts, Etc. All checks, drafts or orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Bank shall be signed by one or more officers, employees or agents of the Bank in such manner as shall from rime to time be determined by the board of directors. SECTION 4. Deposits. All funds of the Bank not otherwise employed shall be deposited from time to time to the credit of the Bank in any of its duly authorized depositories as the board of directors may select. ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER SECTION 1. Certificates for Shares, Ceniflcates representing shares of capital stock of the Bank shall be in such form as shall be determined by the board of directors and approved by the Federal Horae Loan Bank Board. Such certificates shall be signed by the chief executive officer or by any other officer of the Bank authorized by the board of directors, attested by the secretary or an assistant secretary, and sealed with the corporate seal or a facsimile thereof. The signatures of such officers upon a cerificate may be facsimiles if the cenificate is manually signed on behalf of a transfer agent or a registrar, other than the Bank itself or one of its employees. Each cenificate for shares of capital stock shall be consecutively 7 numbered or otherwise identified. The name and address of the person to whom the shares are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the Bank. All certificates surrendered to the Bank for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in case of a lost or destroyed certificate, a new certificate may be issued therefor upon such terms and indemnity to the Bank as the board of directors may prescribe. SECTION 2. Transfer of Shares. Transfer of shares of capital stock of the Bank shall be made only on its stock transfer books. Authority for such transfer shall be given only by the holder of record thereof or by his legal representative, who shall furnish proper evidence of such authority, or by his attorney thereunto authorized by power of attorney duly executed and filed with the Bank, Such transfer shall be made only on surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Bank shall be deemed by the Bank to-be the owner thereof for all purposes. ARTICLE VIII. FISCAL YEAR: ANNUAL AUDIT The fiscal year of the Bank shall end on the 31st day of December of each year. The Bank shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by by and responsible to the board of directors. The appointment of such accountants shall be subject to annual ratification by the stockholders. ARTICLE IX. DIVIDENDS Subject to the terms of the Bank’s charter and the regulations and orders of the Federal Home Loan Bank Board, the board of directors may, from time to time, declare and the Bank may pay, dividends to its outstanding shares of capital stock. ARTICLE X. CORPORATE SEAL The board of directors shall approve a Bank seal. ARTICLE XI. AMENDMENTS - These bylaws may be amended in any manner not inconsistent with applicable laws-, rules, regulations or the chaner at any time by a majority of the full board of directors, or by a majority vote of the votes cast by the shareholders of the Bank at any legal meeting called expressly for that purpose. 8

EXHIBIT D

RESOLUTION WHEREAS, it is necessary that the officers of the Christiana Trust division (hereinafter “Trust Division”) of Wilmington Savings Fund Society, FSB (hereinafter “Company”) in connection with the Company’s fiduciary and agency activities be authorized by and on behalf of the Company, to make, execute and deliver certain agreements, certificates, instruments, documents and/or other writings on behalf of the Company, including in the name of the Trost Division, as such officers or officers acting on behalf of the Company may approve. NOW THEREFORE, BE IT RESOLVED, that the signing authority outlined below is hereby approved and adopted in all respects effective March 24,2011. I. Client Funds Checks prepared on behalf of the Trust Division Any two Trust Officers other than trust operations officer for amounts up to $25,000 and any trust officer and a Trust Vice President for amounts over $25,000. II. Other Documents A. The Chief Trust Officer or the Executive Vice President of Wealth Management may execute, sign and/or deliver on behalf of the Company, including in the name of the Trust Division, any agreement, instrument, document and/or other writing for the acceptance of any fiduciary or agency appointment or the conduct of business in any agency or fiduciary capacity, and shall have the power to delegate to other officers of the Company such authority. B. Trust Officer, Assistant Vice President, Vico President Any one of the above is authorized to: 1. Execute, sign and/or deliver any agreement, instrument, document and/or other writing on behalf of the Company, including in the name of the Trust Division, in connection with the acceptance of any fiduciary or agency appointment or the exercise of any fiduciary or agency power, including, but not limited to, any writings of any nature with respect to any real or personal property, tangible or intangible, or any intsrest therein, including reports and returns to regulatory and tax authorities and the acceptance of new accounts. 2. Execute, sign and/or deliver any agreement, instrument, document aiwl/or other writing on behalf of the Trust Division, including in the name of the Trust Division, with reference to the purchase, sale, investment, divestment, admission, or withdrawal of mutual funds, common funds, collective funds or cash management vehicles acquired or held by an account as fiduciary or agent.

3. Execute, sign and/or deliver any agreement, instrument, document and/or other writing on behalf of (ho Company, including in the name of the Trust Division, with reference to (he purchase, sale, receipt, delivery or exchange of securities or other kinds of property, real or personal, tangible, or intangible, acquired or held by the Company for its own account, or as a fiduciary, or as agent. 4. Execute, sign and/or deliver any agreement, instrument, document and/or other writing on behalf of the Trust Division, including in the name of the Company, in connection with the settlement of a purchase, sale, exchange, transfer or other transaction with respect to any security or asset and the admission, deposit, withdrawal of any moneys to any daily investment vehicles maintained by the Trust Division in a fiduciary or agency capacity. 5. Execute, sign and/or deliver on behalf of the Company, including in the name of the Trust Division, any security or other instrument in its capacity as trustee or in any other fiduciary capacity or as agent, and any certificates of authentication appearing upon any securities issued under the instruments or other writings under which the Company is acting as trustee, transfer agent, fiscal agent or in any similar fiduciary or agency capacity. 6. Guarantee signatures, indemnify and guarantee assignments, transfers and endorsements for transfer on bonds, stock certificates, interim participation and other certificates, indentify and guarantee signatures on bond and stock powers of attorney, and to waive presentment, demand, protest and to execute amtcable revivals of judgment. 7. Affix the seal of the Company to any agreement. Instrument, document and/or other writing and to attest to the execution of any agreement, instrument, document and/or other writing by the Trust Division, including in the name of the Company, in a fiduciary or agency capacity and to the affixing of the seal thereto.

EXCERPT FROM THE MEETING OF THE BOARD OF DIRECTORS OF WILMINGTON SAVINGS FUND SOCIETY, FSB February 25, 2016 MINUTES A meeting of the Board of Directors of Wilmington Savings Fund Society FSB was held at 8:30 a.m. on February 25, 2016 at WSFS Bank, 500 Delaware Avenue, Wilmington, Delaware. Members Attending Members Absent Marvin N. Schoenhals None Francis B. Brake Anat Bird Charles G. Cheleden (via conference call) Jennifer Wagner Davis Donald W. Delson Eleuthere I. du Pont Calvert A. Morgan, Jr., Vice Chairman David G. Turner Mark A. Turner Also Attending Lisa Brubaker, Senior Vice President, Director of Retail Strategy Steve Clark, Senior Vice President, Corporate Banking Sharon Croft, Assistant Secretary Justin Dunn, Senior Vice President, Director of Marketing Peggy Eddens, Executive Vice President, Chief Human Capital Officer Paul Geraghty, Executive Vice President, Chief Wealth Officer Paul Greenplate, Senior Vice President, Treasurer Robert Hayman, Vice President, Director of Procurement Jenifer Jurden, Vice President, Winnovation Strategist/Engagement and Jurdy Thomas Kearney, Executive Vice President, Chief Risk Officer Rodger Levenson, Executive Vice President, Chief Commercial Banking Officer Jim Mazarakis, Executive Vice President, Operations & Technology Drew Moore, Deskside Support Associate, Operations & Technology John Olsen, Senior Vice President, General Counsel Jacob Watts, Assistant Vice President, Manager of Enterprise Risk Management (ERM) Richard Wright, Executive Vice President, Chief Retail Banking Officer Mr. Schoenhals called the meeting to order at 8:30 a.m.

Consent Agenda Mr. Schoenhals asked if any Board member desired to remove any item from the consent agenda to be placed on the full agenda for further discussion. There being none, he called for a motion to approve the consent agenda in its entirety; and, upon motion duly made and seconded, the following items were unanimously approved. Assistant Corporate Secretaries Revisions For the purposes of conducting the business of the company, the following individuals have been approved by the Board of Directors to serve as Assistant Corporate Secretaries and to possess a Wilmington Savings Fund Society, FSB, corporate seal to attest and seal documents in keeping with their job responsibilities and on behalf of the company. • Kim-Marie Cox, Assistant Vice President, Personal Trust Administrator—Las Vegas • Sharon Croft, Assistant Corporate Secretary • Jeffrey R. Everhart, Assistant Vice President, Team Lead, Corporate Trust • Jacqueline Green, Quality Control Specialist, Retail Loan Services • Lindsey Grunes, Trust Compliance Associate • Cherie F. Jenkins, Mortgage Processing and Documentation Supervisor • Connie Latham, Consumer Lender II • Rodger Levenson, Chief Financial Officer and Corporate Secretary • Lisa Meehan, Vice President, Group Manager, Personal Trust • Kristin Moore, Vice President, Group Manager, Corporate Trust • Patricia Nowocin, Portfolio Administrator, Private Banking • Michael Oller, Vice President, Team Lead, Corporate Trust • Debbie Reed, Executive Assistant • Paul Roughton, Loan Accounting • Joi Smith, Portfolio Administrator II • Linda Stewart, Loan Operations Manager • Michele Voshell, Loan Operations Manager I • Anjelica Willis-Lee, Assistant Vice President, Commercial Loan Documentation

EXHIBIT E

Delaware the first State I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF ThE STATE OF DELAWARE, DO HEREBY CERTIFy THE ATTACHED IS A true AnD CORRECT COPY OF THE CERTIFICATE OF MERGER, WHICH MERGES: “CHRISTIANA BANK & TRUST COMPANY”, A DELAWARE CORPORATION, WITH AND INTO “WILMINGTON SAVINGS FUND SOCIETY, FSB” UNDER THE NAME OF “WILMINGTON SAVINGS FUND SOCIETY, FSB”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE COUNTRY OF UNITED STATES, AS RECEIVED AND FILED IN THIS OFFICE THE TENTH DAY OF DECEMBER, A.D. 2010, AT 9:29 O’CLOCK P.M. A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS. 4912804 BIOOM 101176207 You may verify thia certificate on. at corp.delware.gov/uther.html Bullock, 8426775 DATE: 12-14-10

State of Sectary of state Division of Corporations delivered 09:29 PM 12/10/2010 PM 12/1O/2010 srv 10117 STATE OF DELAWARE CERTIFICATE OF MERGER OF DOMESTIC CORPORATION INTO FOREIGN CORPORATION Pursuant to Title 8, Section 252, of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger; FIRST: The names of each constituent corporation are Christiana Bank & Trust Company, a Delaware banking corporation, and Wilmington Savings Fund Society, FSB, a Federal savings bank incorporated under the laws of the United States. SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations pursuant to Title 8, Section 252. THIRD: The name of the surviving corporation is Wilmington Savings Fund Society, FSB. FOURTH: The Federal Stock Charter of the surviving corporation shall be its certificate of incorporation. FIFTH: The Agreement of Merger is on file at 500 Delaware Avenue, Wilmington, Delaware 19801, the place of business of the surviving corporation. SIXTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations. SEVENTH; The surviving corporation agrees that may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the surviving corporation arising from this merger, including any suit or other proceeding to enforce the rights of any stockholders as determined in uppraisal proceedings pursuant to the provisions of Section 262 of the Delaware General Corporation laws, and irrevocably appoints the Secretary of State of Delaware as its agent to accept services of process in any such suit or proceedings. The Secretary of State shall mail any such process to the surviving corporation at 500 Delaware Avenue, Delaware 19801.

IN WITNESS WHEREOF, said surviving corporation has caused the certificate to be signed by an authorized officer, the 3rd day of december A.D. 2010. By: Isl Robert F. Mack Name: Robert F. Mack Title: Senior Vice President

EXHIBIT F

Office of the Comptroller of the Currency Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE AND FIDUCIARY POWERS I, Blake Paulson, Acting Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of all national banking associations. 2. “Wilmington Savings Fund Society, Federal Savings Bank,” Wilmington, Delaware (Charter No. 707938), is a national banking association formed under the laws of the United States and is authorized thereunder to transact the business of banking and exercise fiduciary powers on the date of this certificate. IN TESTIMONY WHEREOF, today, March 1, 2021, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Acting Comptroller of the Currency